Exhibit 99.1

Item 14. Other Expenses of Issuance and Distribution.

The expenses, other than underwriting discounts and commissions, to be incurred by Arizona Public Service Company (“APS”) relating to the offering of $100,000,000 principal amount of its 4.50% Notes due 2042, under APS’s Registration Statement on Form S-3 (No. 333-180897-01) and a related prospectus supplement filed with the Securities and Exchange Commission and dated March 19, 2013 are estimated to be as follows

Securities and Exchange Commission registration fee	$13,640
Printing, engraving, and postage expenses	40,000
Legal fees and expenses	5,000
Accounting fees and expenses	50,000
Rating Agency fees	212,500
Transfer Agent and Registrar, Trustee and Depository fees and expenses	2,500
Blue Sky fees and expenses	3,000
Total	$326,640